Exhibit 99.1

NMS Communications Corporation Announces Preliminary Results for the Second Quarter Ended June 30, 2008

FRAMINGHAM, Mass.--(BUSINESS WIRE)--NMS Communications Corporation (NASDAQ: NMSS), a leading provider of applications and platforms for value-added services in mobile telecommunications today announced preliminary results for the second quarter of fiscal year 2008 ended June 30, 2008.

NMS Communications Corporation currently expects to report total revenue in the range of $16.7 to $17.1 million, and GAAP net loss per share in the range of $(0.17) to $(0.18) for the quarter ended June 30, 2008. Non-GAAP net loss per share is expected to be in the range of $(0.13) to $(0.14). Our expected GAAP and non-GAAP results include approximately $1.0 million, or $(0.02) per share, in estimated restructuring charges associated with real estate consolidation. Expected non-GAAP results exclude approximately $2.0 million of amortization of intangible assets and stock-based compensation expense. Second quarter preliminary results are subject to change based on the completion of the Company’s normal quarter-end review process.

“Our NMS Communications business continued to experience weakness in the Asia Pacific region due to a challenging deployment environment and this impacted our revenue in the second quarter. Our North America and EMEA operations delivered results that were in-line with our expectations, and overall the NMS Communications business was still able to deliver solid contribution margins. We expect the revenue from our NMS Communications business to increase in the second half of the year, as compared to the first half, based on customers’ forecasts and recent new design wins,” said Bob Schechter, NMS Communications Corporation Chairman and CEO.

“During the second quarter, our LiveWire Mobile business experienced revenue recognition delays in the capex portion of its business. As we have previously discussed, LiveWire Mobile’s capex business has a level of near term variability associated with it which can impact quarterly performance. Several of these deals have already been realized in the third quarter and we expect LiveWire Mobile’s revenue to grow significantly in the second half of the year, as compared to the first half.

“Strategically, we continue to believe the best way to realize value for our shareholders is through the separation of our two businesses and we are currently exploring our options to do so in the most effective way,” Schechter concluded.

Guidance

The Company continues to expect LiveWire Mobile to exit 2008 with a revenue run rate in excess of $30 million, while it currently expects the NMS Communications business to see modest revenue growth in the second half of 2008 over the first half of 2008.

We currently expect the overall Company to deliver break-even to modest non-GAAP profitability in the second half of the year. The Company continues to expect LiveWire Mobile to reach positive contribution margin on a non-GAAP basis in the fourth quarter of 2008.

NMS Communications Corporation will release its full second quarter 2008 financial results on July 31, 2008. At that time, the Company will discuss its quarterly performance. A conference call will be held at 5:00 pm Eastern time on the same day. Instructions for accessing this call will be issued in a separate press release to follow.

Second Quarter 2008 Preliminary Conference Call Web Cast

NMS Communications will host a conference call and webcast to discuss the details of the preliminary second quarter 2008 earnings results on July 11, 2008 at 8:00 am E.T.

To access this call, dial 719-325-4866.

NMS Communications Corporation issues web casts for its conference calls to assure the broad dissemination of information in real time. The NMS Communications second quarter 2008 preliminary results conference call, which is scheduled for 8:00 a.m. E.T., July 11, 2008, will be available live via the Internet by accessing the NMS web site at http://www.nmss.com under the Investor Relations section. Please go to the web site at least fifteen minutes prior to the call to register, download and install any necessary audio software. The webcast is also being distributed using CCBN's Investor Distribution Network to both institutional investors at StreetEvents (www.streetevents.com) and individual investors at www.companyboardroom.com.

A replay will be available on the website at http://ir.nmscommunications.com/events.cfm, or you may listen to the replay by calling 719-457-0820 and entering the passcode 4815091. The replay will be available from 11:00 a.m. E.T., July 11, 2008 until Midnight, July 17, 2008.

About NMS Communications Corporation

NMS Communications Corporation (NASDAQ:NMSS) is a leading provider of applications, platforms and technologies that make possible the rapid creation and deployment of a broad range of value-added services, from voice mail to IVR to ringback and mobile TV. Visit www.nmss.com for more information.

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including forward-looking statements about our expected future financial and operating performance and demand for and performance of our products and growth opportunities. These statements are based on management's expectations as of the date of this document and are subject to uncertainty and changes in circumstances. Actual results may differ materially from these expectations due to risks and uncertainties including, but not limited to, difficulty in integrating Groove Mobile’s operations with the Company’s LiveWire Mobile division, uncertainty in communications spending, the implementation of the Company's strategic repositioning and market acceptance of the Company's managed services strategy, quarterly fluctuations in financial results, the Company's ability to exploit fully the value of its technology and its strategic partnerships and alliances, the availability of products from the Company's contract manufacturer and product component vendors and other risks. These and other risks are detailed from time to time in the Company's filings with the Securities and Exchange Commission, including the Company's annual report on Form 10-K for the year ended December 31, 2007. In addition, while management may elect to update forward-looking statements at some point in the future, management specifically disclaims any obligation to do so, even if its estimates change. Any reference to our website in this press release is not intended to incorporate the contents thereof into this press release or any other public announcement.

Use of Non-GAAP Financial Measures

In addition to reporting its financial results in accordance with generally accepted accounting principles, or GAAP, the Company has also provided in this release non-GAAP income (loss) from continuing operations, non-GAAP net income (loss) and non-GAAP earnings (loss) per share figures, which are non-GAAP financial measures adjusted to exclude certain non-cash and other specified expenses. The Company believes the use of non-GAAP measures in addition to GAAP measures is an additional useful method of evaluating it results of operations. Management uses these non-GAAP financial measures when evaluating the Company's financial results, as well as for internal planning and forecasting purposes. Specifically, the Company has excluded stock-based compensation, the other-than-temporary impairment of Verso common stock and amortization of intangible assets from its non-GAAP financial measures. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the expected results calculated in accordance with GAAP and reconciliations to those expected results should be carefully evaluated. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

NMS Communications, LiveWire Mobile, OpenAccess and MyCaller are trademarks of NMS Communications Corporation. All other brand or product names may be trademarks or registered trademarks of their respective holders.

CONTACT:
NMS Communications
Herb Shumway, CFO, 508-271-1481
Herb_Shumway@nmss.com
or
ICR, Inc.
Staci Mortenson, SVP, 203-682-8273
Staci.Mortenson@icrinc.com